Request for Voting Instructions (“VIF”)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

BUFFALO GOLD LTD

TO BE HELD AT:

Suite 300, 1055 West Hastings Street

Vancouver, British Columbia, Canada

ON:

Monday, August 22, 2005 at 10:00 AM

To our securityholders:

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the class of securities that are held on your behalf by the intermediary identified below.  Unless you or someone on your behalf attends the meeting as a proxy holder, your securities can be voted only by management, as proxy holder of the registered holder, in accordance with your instructions.

We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions.  In order for these securities to be voted at the meeting, it will be necessary for us to have your specific voting instructions.  Please complete and return the information requested in this form to provide your voting instructions to us promptly.

Should you wish to attend and vote at the meeting or have someone else attend and vote at the meeting on your behalf, please see the instructions on the reverse side of this form.

This VIF must be returned to Computershare Trust Company of Canada (“Computershare”) by mail or fax at least forty-eight (“48”) hours before the Meeting (excluding Saturday, Sunday and holidays).  The mailing address of Computershare is Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 and its fax number is Within North America: 1-866-249-7775 and Outside North America (416) 263-9524.

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

	For	Against	Withhold
1. Appointment of Davidson & Company, as auditors of the Company, at remuneration to be fixed by the Directors		N/A
2. To fix the number of directors to be elected for the ensuing year at four		N/A
3. To elect as Director, John V. Tully		N/A
4. To elect as Director, James G. Stewart		N/A
5. To elect as Director, Douglas Turnbull		N/A
6. To elect as Director, Damien Reynolds		N/A
7. To approve the Company’s incentive stock option plan			N/A
8. To grant the proxyholder authority to vote at his/her discretion on any other business or amendment or variation to the previous resolutions			N/A

If this VIF is signed and the form is not marked otherwise, the securities will be voted in favour of each matter identified in the notice of meeting.

If this VIF is not dated in the space provided, authority is hereby given by you, the securityholder, for the proxyholder to date this form seven calendar days after the date on which it was mailed to you, the securityholder.

This VIF confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

This VIF should be read in conjunction with the accompanying notice of meeting and information circular.

By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to voting of, these securities.

(If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.)

SECURITYHOLDER SIGN HERE:

DATE SIGNED:

THIS FORM MUST BE SIGNED AND DATED ABOVE.

Please complete the following only if you or someone other than a management representative will be attending the meeting.

Should you wish to attend the meeting and vote or have someone else attend and vote at the meeting on your behalf, please write the name of the person who will attend in the place provided below and we will send to you a form of legal proxy which will grant you or the person specified by you the right to attend the meeting and vote.  If you require assistance in that regard, please contact Mita Garcia at Computershare Trust Company of Canada at (604) 661-9400.

PRINT NAME OF PERSON WHO WILL BE ATTENDING THE MEETING HERE:

SECURITYHOLDER SIGN HERE:

DATE SIGNED:

PLEASE SIGN AND DATE.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of "COMPUTERSHARE TRUST COMPANY OF CANADA" no later than forty-eight ("48") hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.

The mailing address of Computershare Trust Company of Canada is Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 and its fax number is Within North America: 1-866-249-7775 and Outside North America (416) 263-9524.